EXHIBIT 4.5

          SECOND SUPPLEMENTAL INDENTURE, dated as of November 1, 1997, between ALLIEDSIGNAL INC., a Delaware corporation (hereinafter called the "Corporation"), and The Chase Manhattan Bank, a banking association organized and existing under the laws of the State of New York (formerly The Chase Manhattan Bank (National Association))(hereinafter called the "Trustee").
          WHEREAS, the Corporation and the Trustee entered into an Indenture, dated as of October 1, 1985 (hereinafter the "Original Indenture"), providing for the creation, execution, authentication and delivery of certain Debentures of the Corporation;
          WHEREAS, the Corporation and the Trustee entered into a First Supplemental Indenture, dated as of February 1, 1991 (hereinafter the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture as Amended"), providing for the creation, execution, authentication and delivery of certain Debentures of the Corporation;
          WHEREAS, the Corporation has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture in order to supplement and amend the Indenture as Amended, by amending certain provisions and by adding certain provisions thereto, to clarify the provisions relating to defeasance and to provide for an additional covenant of the Corporation relating to consolidation, merger, conveyance, transfer or lease;
          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Corporation, when authorized by the Board of Directors and the Trustee, may from time to time and at any time enter into an indenture or indentures supplemental to the Original Indenture for the purpose, inter alia, of making additional provisions in regard to matters or questions arising thereunder which shall not be inconsistent with the provisions of the Original Indenture and shall not adversely affect the interests of the Holders of any series or the Holders of any Coupons;
          WHEREAS, the Corporation and the Trustee are desirous of entering into this Second Supplemental Indenture for the purposes set forth in Section 901 of the Original Indenture as referred to above; and
          WHEREAS, all acts and things necessary to cause this Second Supplemental Indenture to be a valid, binding and legal instrument of the Corporation have been done and performed by the Corporation, and the execution and delivery of this Second Supplemental Indenture have in all respects been duly authorized by the Corporation, and the Corporation, in the exercise of the legal right and power in it vested, executes this Second Supplemental Indenture.
          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:
          For and in consideration of the premises and the covenants herein contained and the purchase and acceptance of the Debentures issued hereunder by the Holders thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, the Corporation covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Debentures, as follows:
                           ARTICLE ONE
                           DEFINITIONS
          Except as otherwise defined in or amended by this Second Supplemental Indenture, each capitalized term used herein shall have the meaning assigned thereto in the Indenture as Amended.
                           ARTICLE TWO
             MODIFICATIONS OF THE ORIGINAL INDENTURE
          A. Section 101 of the Indenture as Amended is further amended to add a new definition thereto, in the appropriate alphabetical sequence as follows:
  "U.S. Government Obligations" means direct obligations of the United States of America, backed by its full faith and credit.

          B. Subsection 314(b) of the Indenture as Amended is amended by amending such subsection to read in its entirety as follows:
         (b) Notwithstanding any contrary provision herein, (i) Debentures of any series referred to as "Medium-Term Notes" shall not be required to be identical as set forth in the third sentence of Section 301, provided, however, that all Debentures of any such series shall be identical in respect of covenants and Events of Default, and (ii) the terms of any Debenture of any such series may be determined at the time of issuance of such Debenture by the Pricing Committee (or by any Person authorized to determine such terms on behalf of the Pricing Committee).

          C. The Indenture as Amended is further amended by adding the following Section 403:
  SECTION 403. Defeasance and Discharge of Indenture.

         If the principal of and any premium and interest on Debentures of any series issued on or after November 1, 1997 are denominated and payable in United States of America dollars, the Corporation shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Debentures of such series on the 91st day after the date of the deposit referred to in subparagraph (1) of this section, and the provisions of this Indenture, as it relates to such Outstanding Debentures, shall no longer be in effect (and the Trustee, at the expense of the Corporation, shall at the Corporation's request, execute proper instruments acknowledging the same), except as to:

  (a) the rights of Holders of Debentures to receive, from the trust funds described in subparagraph (1) of this section, (i) payment of the principal of (and premium, if any) and interest on the Outstanding Debentures on the Stated Maturity of such principal or installment of principal and interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Debentures on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Debentures;

  (b) the Corporation's obligations with respect to such Debentures under Sections 306, 307, 1002 and 1003; and

  (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder;

  provided that, the following conditions shall have been satisfied:

  (1) The Corporation has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 609) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures, (i) money in an amount, or (ii) non-callable U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph (1) money in an amount or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Debentures on the Stated Maturity of such principal or installment of principal and interest and (B) any mandatory sinking fund payments applicable to the Debentures on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Debentures;

  (2) such deposit shall not cause the Trustee with respect to the Debentures to have a conflicting interest as defined in
  Section 608 and for purposes of the Trust Indenture Act with respect to the Debentures;

  (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Corporation is a party or by which it is bound;

  (4) such provision would not cause any Outstanding Debentures then listed on the New York Stock Exchange or other securities exchange to be delisted as a result thereof;

  (5) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

  (6) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that there has been a change in applicable Federal law such that, or the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, Holders of the Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

  (7)  the Corporation has delivered to the Trustee an Officers'
  Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section have been complied with.

          D. The Indenture as Amended is further amended by adding the following Article 8A:

  ARTICLE 8A:  ALTERNATIVE CONSOLIDATION, MERGER, CONVEYANCE,
  TRANSFER OR LEASE

  SECTION 801A. Corporation May Consolidate, Etc., Only on
  Certain Terms.

    With respect to Debentures of any series issued on or after November 1, 1997, notwithstanding any contrary provision in
  Article 8, the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

    (1) the Person formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance or observance of every covenant and agreement of this Indenture on the part of the Corporation to be performed or observed;

    (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

    (3) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

  SECTION 802A. Successor Substituted.

    With respect to Debentures of any series issued on or after November 1, 1997, notwithstanding any contrary provision in
  Article 8, upon any consolidation of the Corporation with, or merger by the Corporation into, any other Person or any conveyance, transfer or lease of the properties and assets of the Corporation substantially as an entirety in accordance with Section 801A, the successor Person formed by such consolidation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.


     E. The Indenture as Amended is further amended by adding the following to Article 10:
  SECTION 1008. Defeasance of Certain Obligations.

    The following provisions shall apply to the Debentures of each series issued on or after November 1, 1997 unless specifically otherwise provided in a Board Resolution, Officers' Certificate or indenture supplemental hereto provided pursuant to Section 301. The Corporation may omit to comply with any term, provision or condition set forth in Sections 1005 and 1006 and any such omission with respect to Sections 1005 and 1006 shall not be an Event of Default, in each case with respect to the Debentures of that series, provided that the following conditions have been satisfied:

    (1) with reference to this Section 1008, the Corporation has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 609) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures of that series, (i) money in an amount, or (ii) non-callable U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph (1) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Debentures on the Stated Maturity of such principal or installments of principal and interest and (B) any mandatory sinking fund payments or analogous payments applicable to the Debentures of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Debentures;

    (2) such deposit shall not cause the Trustee with respect to the Debentures of that series to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to the Debentures of any series;

    (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Corporation is a party or by which it is bound;

    (4) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Debentures of that series shall have occurred and be continuing on the date of such deposit;

    (5) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Debentures of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

    (6) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated in this Section have been complied with.


                          ARTICLE THREE
                    MISCELLANEOUS PROVISIONS

          1. The Indenture as Amended, as further amended and modified by this Second Supplemental Indenture, hereby is in all respects ratified, confirmed and approved.

          2. This Second Supplemental Indenture shall be construed in connection with and as part of the Indenture as Amended.

          3. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          4. The recitals contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second
Supplemental Indenture.

          5. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          The Chase Manhattan Bank hereby accepts the trusts in this Second Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, ALLIEDSIGNAL INC. has caused this Second Supplemental Indenture to be duly signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and THE CHASE MANHATTAN BANK has caused this Second Supplemental Indenture to be duly signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its officers thereunto duly authorized.

                                   ALLIEDSIGNAL INC.,


                                   By: /s/ John W. Gamble, Jr.
                                       ------------------------
SEAL                                  Name:John W. Gamble, Jr.
                                      Title:Assistant Treasurer
Attest:


/s/ Dennis R. Marshall
-----------------------
Name:  Dennis R. Marshall
Title:  Assistant Secretary

                                   THE CHASE MANHATTAN BANK



                                   By: /s/ Ronald Halleran
                                      ----------------------
SEAL                                  Name:Ronald Halleran
                                      Title:Second Vice President
Attest:


/s/ Gemmel Richards
----------------------
Name:Gemmel Richards
Title:Assistant Secretary